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Press Release:
SYNCHRONOSS TECHNOLOGIES, INC.
RECEIVES NASDAQ LETTER

BRIDGEWATER, NJ –May 22, 2017 – Synchronoss Technologies, Inc. (NASDAQ: SNCR) (the "Company"), the leader in mobile cloud innovation for mobile carriers, enterprises, retailers and OEMs around the world, today announced that it has received an anticipated letter from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) notifying the Company of its noncompliance with Nasdaq Listing Rule 5250(c)(1) because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (the “Form 10-Q”). Nasdaq indicated that the Company has 60 days to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, it may grant an exception of up to 180 calendar days from the Form 10-Q’s due date, or November 6, 2017, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel before any delisting occurs.

The Company intends to regain compliance with Nasdaq’s filing requirements, and will file the Form 10-Q as soon as practicable.

The notification of noncompliance has no immediate effect on the listing or trading of Synchronoss’ common stock on the Nasdaq Global Select Market under the symbol “SNCR”.

About Synchronoss Technologies, Inc.

Synchronoss (NASDAQ: SNCR) is an innovative software company that helps both service providers and enterprises realize and execute their goals for mobile transformation now. Our simple, powerful and flexible solutions serve millions of mobile subscribers and a large portion of the Fortune 500 worldwide today. For more information, visit us at www.synchronoss.com.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current expectations and beliefs and various assumptions. There can be no assurance that we will realize these expectations or that these beliefs will prove correct. Examples of forward-looking statements include, but are not limited to, statements we make regarding the timing of the filing of the Form 10-Q. Numerous factors, many of which are beyond our control, could cause actual results to differ materially from those expressed as forward-looking statements. These factors include, but are not limited to, risks associated with fluctuations in our financial and operating results; integration of our Intralinks business and execution of our cost reduction plan; our substantial level of debt and related obligations, including interest payments, covenants and restrictions; uncertainty regarding increased business and renewals from existing customers; the dependence of our Intralinks business on the volume of financial and strategic business transactions; disruptions to the implementation of our strategic priorities and business plan caused by changes in our senior management team; customer renewal rates and attrition; customer concentration; our ability to maintain the security and integrity of our systems; foreign currency exchange rates; the financial and other impact of previous and future acquisitions; competition in the enterprise and mobile solutions markets; our ability to retain and motivate employees; technological developments; litigation and disputes and the costs related thereto; unanticipated changes in our effective tax rate; uncertainties surrounding domestic and global economic conditions; other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Form 10-Q, to be filed with the SEC in the second quarter of 2017. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

SOURCE: Synchronoss Technologies, Inc.

CONTACT: Synchronoss Technologies, Inc.

Investor and Media:
Daniel Ives, +1 908-524-1047
daniel.ives@synchronoss.com